UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition; and

Item 7.01 Regulation FD Disclosure

On August 3, 2006, ManTech International Corporation announced its financial results for the fiscal quarter ended June 30, 2006, and provided earnings guidance for the third quarter of fiscal 2006 and full fiscal year 2006. A copy of the August 3, 2006 release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 31, 2006, the Company’s Board of Directors appointed Mr. John J. Fitzgerald to serve as the Company’s Principal Accounting Officer. Mr. Fitzgerald was also promoted to Senior Vice President – Finance and Controller. Prior to being named Senior Vice President – Finance and Controller, Mr. Fitzgerald served as Senior Vice President and Controller for ManTech, overseeing the corporate finance and accounting organization. Mr. Fitzgerald joined ManTech in April 2004. From 1997 to 2003, Mr. Fitzgerald was Vice President and Controller at DynCorp, a provider of diversified management, technical and professional services to a wide range of government customers that had over 23,000 employees and over $2.4 billion in annual sales.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
99.1	ManTech International Corporation Press Release, dated August 3, 2006, announcing financial results for the fiscal quarter ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: August 3, 2006	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer